UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2004
Date of Report (Date of earliest event reported)

COVENTURE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31539	98-0231607
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

404 First Street West, Unit 3, Cochrane, Alberta Canada T4C 1A5
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 851-2600

ITEM 8.01 OTHER EVENTS

On November 24, 2004 the Registrant entered into a non-binding letter of intent (the "Letter of Intent") with Mako Energy Corporation (the "Target") and Marc. A. Bruner, the principal shareholder of the Target, pursuant to which the Registrant has agreed to acquire all of the issued and outstanding equity securities of the Target. The Target is a Delaware corporation engaged in the business of acquiring and developing certain oil and gas exploration licenses located in southeastern Hungary known as the Mako Exploration License and the Tisza Exploration License.

Also on November 24, 2004 the Registrant entered into a non-binding engagement letter (the "Engagement Letter") with the Target and McFarlane Gordon Inc., a registered broker-dealer located in Toronto, Ontario (the "Agent"), pursuant to which the Agent has been appointed as lead agent for the offering by the Registrant of 2,500,000 shares of the Registrant's common stock at a price of $10.00 per share for gross proceeds of $25,000,000 (the "Financing").

Letter of Intent

The Letter of Intent provides for the acquisition of the Target by the Registrant in exchange for 2,125,000 shares of the Registrant's common stock. Closing of the transactions contemplated by the Letter of Intent will be subject to certain conditions, including:

2

•	the Agent having received subscriptions for the Financing; and

•
the sale by the Registrant of its wholly-owned subsidiary, Coventure Canada Inc., to its principal stockholder, John Hromyk, in exchange for the return to treasury of 5,375,000 shares of the Registrant's common stock and the forgiveness of debts owed by the Registrant to Mr. Hromyk.

Post-closing obligations will include: the increase of the Registrant's authorized common stock to 50,000,000 shares; a four-for-one split of the Registrant's common stock; the change of the Registrant's name to "Mako Energy Corporation"; the election of nominees of the Target to the Registrant's board of directors; the ratification of the sale of Coventure Canada Inc. to Mr. Hromyk; and the adoption of a Key Employee Stock Option Plan.

Either party may terminate the Letter of Intent in the event that a definitive agreement is not signed prior to December 23, 2004.

Engagement Letter

The net proceeds of the Financing are to be used for the acquisition, exploration, and development of the Mako Exploration License and the Tisza Exploration License, and the balance for general working capital purposes.

The Registrant has agreed to pay to the Agent a cash fee of 8% of the proceeds of the Financing and warrants to purchase 10% of the number of shares issued at a price of $10.00 per share exercisable for a period of two years following the satisfaction of the Liquidity Condition (as defined below). Closing of the Financing is subject to certain conditions, including the Agent's satisfactory due diligence review of the Registrant and the Target and the closing of the transactions contemplated by the Letter of Intent. The Engagement letter will terminate in the event the Financing is not closed by February 28, 2005.

Following the closing of the Financing the Registrant has agreed to use its best efforts to register the resale of the securities issued with the SEC, list the Registrant's common stock on the American Stock Exchange or NASDAQ, and become a reporting issuer in a province or territory of Canada (collectively, the "Liquidity Condition").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004

COVENTURE INTERNATIONAL INC.

By:	/s/ John Hromyk
John Hromyk
President (Principal Executive Officer),
Chief Financial Officer (Principal Accounting Officer)